November 2, 2011

Maiden Holdings, Ltd. Reports Third Quarter 2011 Operating Earnings(1) of $21.4 Million or $0.29 per Diluted Share

Key Highlights:

•	Annualized Operating Return on Equity(1) of 11.1% for third quarter

•	Book Value per Share(4) of $10.63, up 2.2% versus Year-End 2010

•	Net operating earnings(1) of $21.4 million, or $0.29 per diluted share compared with $18.0 million, or $0.25 per diluted share in the comparative quarter in 2010

•	No adverse impact from third quarter 2011 catastrophes

•	Net premium written increased by 56.7% to $428.6 million and 46.5% to $1.315 billion for the third quarter and year to date 2011, respectively

•	Interest expense $0.9 million lower during the quarter following repurchase of $107.5 million of trust preferred securities following June 2011 debt issuance

HAMILTON, Bermuda - Maiden Holdings, Ltd. (Nasdaq:  MHLD) today reported third quarter 2011 net income of $16.0 million, or $0.22 per diluted share compared with $18.5 million or $0.26 per diluted share in the third quarter of 2010.  Net operating earnings(1) for the third quarter of 2011 were $21.4 million, or $0.29 per diluted share compared with $18.0 million, or $0.25 per diluted share in the comparative quarter in 2010.

Commenting on the Company’s earnings, Art Raschbaum, Chief Executive Officer of Maiden Holdings, said: “We are very pleased with our third quarter results which reflect continued underwriting discipline, solid operating performance, and continued expansion of our underwriting portfolio.   Our growth in the quarter is the result of our 2010 international acquisition, expansion of existing client relationships, and the addition of several new client relationships.  In the quarter, we continued to leverage Maiden’s specialist focus on serving the non-catastrophe needs of regional and specialty insurers, our highly efficient operating platform, our unique collateral trust, and our focus on the needs of our clients.  Importantly, reflecting our unique business model and careful risk management, the widespread catastrophe losses experienced by the industry in the third quarter of 2011 did not adversely impact Maiden’s results. We remain committed to delivering increasing value to our shareholders and customers.”

Results for the three months ended September 30, 2011

Net income was $16.0 million, or $0.22 per diluted share compared to $18.5 million or $0.26 per diluted share in the third quarter of 2010.  Net operating earnings(1) of $21.4 million, or $0.29 per diluted share increased 18.9% compared with $18.0 million, or $0.25 per diluted share in the comparative quarter of 2010.

November 2, 2011

Net premiums written were up 56.7% or $155.2 million to $428.6 million in the third quarter of 2011 compared to 2010.  This was attributable to increases in all three business segments, with the Diversified Reinsurance segment experiencing the largest gain, up 80.6%.  The increase in the Diversified Reinsurance segment primarily resulted from international personal auto reinsurance premiums obtained through the acquisition of GMAC International Insurance Services, Ltd in the fourth quarter of 2010, as well as growth in premium from new and existing U.S. client relationships.  The net premiums written in the AmTrust Quota Share Reinsurance increased 57.3% due primarily to an increase in the amount of business AmTrust writes generally and to a lesser extent, the 40% quota share of AmTrust’s European hospital liability business that incepted during the second quarter of 2011.  Net premium written from the 25% quota share with ACAC increased 13.2% reflecting growth in this segment.

Net premiums earned of $420.3 million, increased 35.8% or $110.7 million compared to the third quarter of 2010.  Earned premiums increased across all business lines with Diversified Reinsurance up 38.9%, AmTrust Quota Share Reinsurance up 32.2% and ACAC Quota Share up 35.3%.

Net investment income of $18.7 million increased 7.1% compared to the third quarter of 2010.  Total investments increased $19.8 million to $1.90 billion or 1.1% versus December 31, 2010.  The book yield on the fixed income portfolio (excluding cash) is 3.84% with an average duration of 2.78 years.

Net loss and loss adjustment expenses of $274.5 million were up $73.9 million.  The loss ratio(6) improved 0.2 percentage points to 64.6% versus the third quarter of 2010.

Commission and other acquisition expenses together with general and administrative expenses of $139.3 million increased $39.5 million from the year ago quarter and reflected a total expense ratio of 32.8% compared with 32.2%. General and administrative expenses for the quarter totaled $12.5 million compared with $10.8 million in the third quarter of 2010. These results reflected a general and administrative expense ratio(8) of 3.0% compared to 3.5% in the third quarter of 2010.

The combined ratio(9) for the third quarter totaled 97.4% compared with 97.0% in the comparative quarter in 2010.

Total assets increased 9.2% to $3.26 billion compared to $2.98 billion at year-end 2010.  Total cash on hand was $243.1 million, comprised of cash and cash equivalents of $146.3 million, up 52% compared to $96.2 million at the end of last year, and restricted cash and cash equivalents of $96.8 million, an increase of 7.8% since the end of 2010.  Shareholders’ equity was $767.2 million, an increase of 2.3% compared to December 31, 2010.

During the third quarter of 2011, the Board of Directors declared a dividend of $0.08 per share.

November 2, 2011

Results for the nine months ended September 30, 2011

Net income for the nine months ended September 30, 2011 was $11.0 million compared to $50.7 million in the same period in 2010.  Net operating earnings(1) of 52.4 million, or $0.72 per diluted share compared to $55.4 million or $0.78 per diluted share in the same period of 2010.  Annualized operating return on equity(1) was 9.2% compared to 10.3% in the first nine months of 2010.

Significant non-operating expenses during the first nine months of 2011 included charges related to the redemption of $107.5 million of junior subordinated debt with proceeds from the June 2011 Senior Notes offering.  The year-to-date 2011 results include $15.1 million of junior subordinated debt repurchase expense and $20.3 million of accelerated amortization of subordinated debt discount and issuance costs. The 2011 results also include $9.5 million in losses related to thunderstorm and tornado activity across the U.S. in the second quarter, net of the Company’s quarterly provisions for normalized catastrophe activity compared to no catastrophe losses in the same period in 2010.

Net premiums written rose 46.5% or $417.3 million to $1,315.1 million compared to the same period in 2010.  All three business segments saw increases in excess of 30% with the largest increase coming from the AmTrust Quota Share Reinsurance which was up 51.5% due to the growth of AmTrust’s business generally and the addition of the European hospital liability business as of the second quarter 2011.  The Diversified Reinsurance segment increased 48.0% due to the additional premium obtained from GMAC International Insurance Services, Ltd. and organic growth from current and new business.  The net premiums written in the ACAC segment increased 30.6% compared to last year as 2011 is the first full year of that quota share, which incepted in March 2010.

Net premiums earned of $1,134.6 million, increased 32.3% or $277.3 million compared to the first nine months of 2010.  Earned premiums increased across all business lines with Diversified Reinsurance up 19.0%, AmTrust Quota Share Reinsurance up 23.2% and ACAC Quota Share up 164.1%.

Net investment income of $57.7 million was up 7.0% compared to the same period in 2010.

Net loss and loss adjustment expenses of $746.3 million were up $200.0 million.  The loss ratio(6) increased 1.4 percentage points to 65.1% versus the first nine months of 2010.

Commission and other acquisition expenses together with general and administrative expenses of $377.3 million increased $93.6 million from the year ago period and reflected a total expense ratio of 32.9% compared with 33.1%. General and administrative expenses for the nine months totaled $37.6 million compared with $28.9 million in the first nine months of 2010. These results reflected a general and administrative expense ratio(8) of 3.3% in 2011 and 3.4% for the comparative period last year.

The combined ratio(9) for first nine months of 2011 totaled 98.0% largely reflecting the impact of second quarter weather losses in the U.S. compared with 96.8% for the same period in 2010.

November 2, 2011

Conference Call

Maiden CEO Art Raschbaum and CFO John Marshaleck will review these results tomorrow morning via teleconference and live audio webcast beginning at 9:00 a.m. ET.

To participate in the conference call, please access one of the following no later than 8:55 a.m. ET:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059

Passcode: 20359242
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning 12:00 p.m. EDT on November 3, 2011 through midnight on November 10, 2011. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 20359242; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2011, Maiden had $3.26 billion in assets and shareholders' equity of $767.2 million.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

(1)(4)Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(6)(8)(9) Loss ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

November 2, 2011

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands (000's), except per share data)

	September 30, 2011 (Unaudited)	December 31, 2010 (Audited)
Assets
Fixed maturities, available-for-sale, at fair value (amortized cost $1,821,751; $1,819,775)	$1,898,070	$1,874,433
Other investments, at fair value (cost $1,812; $5,751)	2,010	5,847
Total investments	1,900,080	1,880,280
Cash and cash equivalents	146,308	96,151
Restricted cash and cash equivalents	96,770	89,756
Accrued investment income	11,344	14,091
Reinsurance balances receivable, net	372,521	226,333
Funds withheld	143,952	152,713
Prepaid reinsurance premiums	39,339	28,992
Reinsurance recoverable on unpaid losses	12,573	6,656
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	248,144	203,631
Goodwill and intangible assets, net	100,026	103,905
Other assets	17,035	12,079
Total Assets	$3,256,067	$2,982,562
Liabilities and Equity
Liabilities
Reserve for loss and loss adjustment expenses	$1,325,836	$1,226,773
Unearned premiums	845,424	657,556
Accrued expenses and other liabilities	83,507	56,368
Securities sold under agreements to repurchase, at contract value	-	76,225
Senior notes	107,500	-
Junior subordinated debt	126,251	215,191
Total Liabilities	2,488,518	2,232,113

Equity:
Common shares	732	731
Additional paid-in capital	578,634	577,135
Accumulated other comprehensive income	74,762	54,334
Retained earnings	116,882	121,775
Treasury stock, at cost	(3,801)	(3,801)
Total Maiden Shareholders’ Equity	767,209	750,174
Noncontrolling interest in subsidiaries	340	275
Total Equity	767,549	750,449
Total Liabilities and Equity	$3,256,067	$2,982,562

Book value per share (4)	$10.63	$10.40

Common shares outstanding	72,206,272	72,107,100

Maiden Holdings, Ltd.
Income Statement
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2010	For the Nine Months Ended September 30, 2011	For the Nine Months Ended September 30, 2010

Revenues:
Gross premiums written	$451,130	$289,815	$1,384,302	$951,981

Net premiums written	$428,586	$273,435	$1,315,052	$897,776
Change in unearned premiums	(8,309)	36,158	(180,457)	(40,470)
Net premiums earned	420,277	309,593	1,134,595	857,306
Other insurance revenue	4,530	-	11,364	-
Net investment income	18,749	17,500	57,708	53,956
Net realized and unrealized investment (losses) gains	(2,900)	1,627	(2,262)	2,474
Total revenues	440,656	328,720	1,201,405	913,736
Expenses:
Net loss and loss adjustment expenses	274,504	200,625	746,285	546,264
Commission and other acquisition expenses	126,777	88,956	339,673	254,799
General and administrative expenses	12,475	10,840	37,607	28,876
Total expenses	413,756	300,421	1,123,565	829,939

Income from operations (2)	26,900	28,299	77,840	83,797

Other expense
Amortization of intangible assets	(1,258)	(1,452)	(3,775)	(4,356)
Foreign exchange (losses) gains	(1,103)	1,187	898	(380)
Interest and amortization expenses	(8,178)	(9,117)	(26,588)	(27,348)
Accelerated amortization of junior subordinated debt discount and issuance cost	-	-	(20,313)	-
Junior subordinated debt repurchase expense	-	-	(15,050)	-
	(10,539)	(9,382)	(64,828)	(32,084)

Income before income taxes	16,361	18,917	13,012	51,713
Income taxes:
Current tax expense	203	100	1,299	100
Deferred tax expense	156	291	738	881
Income tax expense	359	391	2,037	981

Net income	16,002	18,526	10,975	50,732
Add: Loss attributable to noncontrolling interest	2	-	5	-
Net income attributable to Maiden shareholders	$16,004	$18,526	$10,980	$50,732
Net operating earnings attributable to Maiden shareholders (1)	$21,429	$18,018	$52,411	$55,419

Basic earnings per common share attributable to Maiden shareholders	$0.22	$0.26	$0.15	$0.72
Diluted earnings per common share attributable to Maiden shareholders	$0.22	$0.26	$0.15	$0.72
Basic operating earnings per common share attributable to Maiden shareholders	$0.30	$0.26	$0.73	$0.79
Diluted operating earnings per common share attributable to Maiden shareholders	$0.29	$0.25	$0.72	$0.78

Dividends declared per common share	$0.08	$0.065	$0.22	$0.195

Weighted average number of basic shares outstanding	72,182,759	70,493,545	72,136,366	70,359,688
Weighted average number of diluted shares outstanding	72,921,968	70,985,382	72,883,334	70,843,462

Net Loss and loss adjustment expense ratio (6)	64.6%	64.8%	65.1%	63.7%
Commission and other acquisition expense ratio (7)	29.8%	28.7%	29.6%	29.7%
General and administrative expense ratio (8)	3.0%	3.5%	3.3%	3.4%
Combined ratio (9)	97.4%	97.0%	98.0%	96.8%
Annualized return on equity	8.3%	9.9%	1.9%	9.5%
Annualized return on equity on operating earnings	11.1%	9.6%	9.2%	10.3%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2010	For the Nine Months Ended September 30, 2011	For the Nine Months Ended September 30, 2010

Reconciliation of net income to net operating earnings:
Net income attributable to Maiden shareholders	$16,004	$18,526	$10,980	$50,732
Add (subtract)
Net realized and unrealized investment losses (gains)	2,900	(1,627)	2,262	(2,474)
Foreign exchange losses (gains)	1,103	(1,187)	(898)	380
Amortization of intangible assets	1,258	1,452	3,775	4,356
Accelerated amortization of junior subordinated debt discount and issuance cost	-	-	20,313	-
Junior subordinated debt repurchase expense	-	-	15,050	-
Non-recurring general and administrative expenses relating to acquisition of GMAC International Insurance	8	563	191	1,544
Non-cash deferred tax charge	156	291	738	881
Net operating earnings attributable to Maiden shareholders (1)	$21,429	$18,018	$52,411	$55,419

Operating earnings per common share attributable to Maiden shareholders:

Basic earnings per common share attributable to Maiden shareholders	$0.30	$0.26	$0.73	$0.79
Diluted earnings per common share attributable to Maiden shareholders	$0.29	$0.25	$0.72	$0.78

Reconciliation of net income to income from operations:
Net income attributable to Maiden shareholders	$16,004	$18,526	$10,980	$50,732
Add (subtract)
Foreign exchange losses (gains)	1,103	(1,187)	(898)	380
Amortization of intangible assets	1,258	1,452	3,775	4,356
Interest and amortization expenses	8,178	9,117	26,588	27,348
Accelerated amortization of junior subordinated debt discount and issuance cost	-	-	20,313	-
Junior subordinated debt repurchase expense	-	-	15,050	-
Income tax expense	359	391	2,037	981
Loss attributable to noncontrolling interest	(2)	-	(5)	-
Income from operations (2)	$26,900	$28,299	$77,840	$83,797

	September 30, 2011	December 31, 2010
Investable assets:
Total investments	$1,900,080	$1,880,280
Cash and cash equivalents	146,308	96,151
Restricted cash and cash equivalents	96,770	89,756
Funds withheld (3)	119,491	119,000
Loan to related party	167,975	167,975
Total investable assets (3)	$2,430,624	$2,353,162

	September 30, 2011	December 31, 2010
Capital:
Senior notes	$107,500	$-
Junior subordinated debt	126,251	215,191
Total Maiden shareholders' equity	767,209	750,174
Total capital (5)	$1,000,960	$965,365

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden shareholders excluding realized investment gains and losses, foreign exchange gains and losses, amortization of intangible assets, accelerated amortization of junior subordinated debt discount and issuance cost, junior subordinated debt repurchase expense, non-recurring general and administrative expenses relating to acquisition and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden shareholders excluding foreign exchange  gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt discount and issuance cost, junior subordinated debt repurchase expense, income tax expense and loss attributable to noncontrolling interest and should not be considered as an alternative to net income.  The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and the portion of the funds withheld balance that comprises fixed maturity securities and cash and cash equivalents.

(4) Calculated by dividing total Maiden shareholders' equity by total common shares outstanding.

(5) Capital is the total of the Company's senior notes, junior subordinated debt and shareholders' equity.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended September 30, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$188,652	$173,502	$66,432	$428,586
Net premiums earned	197,803	159,668	62,806	420,277
Other insurance revenue	4,530	-	-	4,530
Net loss and loss adjustment expenses	(123,267)	(110,727)	(40,510)	(274,504)
Commissions and other acquisition expenses	(62,032)	(44,845)	(19,900)	(126,777)
General and administrative expenses	(8,468)	(538)	(408)	(9,414)
Underwriting income	$8,566	$3,558	$1,988	$14,112

Reconciliation to net income before income taxes
Net investment income and realized and unrealized investment gains (losses)				15,849
Amortization of intangible assets				(1,258)
Foreign exchange losses				(1,103)
Interest and amortization expenses				(8,178)
Accelerated amortization of junior subordinated debt discount and issuance cost				-
Junior subordinated debt repurchase expense				-
Other general and administrative expenses				(3,061)

Net income before income taxes				$16,361

Net loss and loss expense ratio (6)	60.9%	69.3%	64.5%	64.6%
Acquisition cost ratio (7)	30.7%	28.1%	31.7%	29.8%
General and administrative expense ratio (8)	4.2%	0.4%	0.6%	3.0%
Combined ratio (9)	95.8%	97.8%	96.8%	97.4%

For the Three Months Ended September 30, 2010	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$104,452	$110,313	$58,670	$273,435
Net premiums earned	142,419	120,747	46,427	309,593
Net loss and loss adjustment expenses	(95,409)	(76,199)	(29,017)	(200,625)
Commissions and other acquisition expenses	(34,228)	(39,011)	(15,717)	(88,956)
General and administrative expenses	(6,745)	(220)	(124)	(7,089)
Underwriting income	$6,037	$5,317	$1,569	$12,923

Reconciliation to net income before income taxes
Net investment income and realized investment gains (losses)				19,127
Amortization of intangible assets				(1,452)
Foreign exchange gains				1,187
Interest and amortization expenses				(9,117)
Other general and administrative expenses				(3,751)

Net income before income taxes				$18,917

Net loss and loss expense ratio (6)	67.0%	63.1%	62.5%	64.8%
Acquisition cost ratio (7)	24.0%	32.3%	33.9%	28.7%
General and administrative expense ratio (8)	4.8%	0.2%	0.2%	3.5%
Combined ratio (9)	95.8%	95.6%	96.6%	97.0%

(6) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(9) Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Nine Months Ended September 30, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$605,490	$516,665	$192,897	$1,315,052
Net premiums earned	542,325	410,441	181,829	1,134,595
Other insurance revenue	11,364	-	-	11,364
Net loss and loss adjustment expenses	(349,999)	(279,006)	(117,280)	(746,285)
Commissions and other acquisition expenses	(161,709)	(120,198)	(57,766)	(339,673)
General and administrative expenses	(24,805)	(1,802)	(1,423)	(28,030)
Underwriting income	$17,176	$9,435	$5,360	$31,971

Reconciliation to net income before income taxes
Net investment income and realized and unrealized investment gains (losses)				55,446
Amortization of intangible assets				(3,775)
Foreign exchange gains				898
Interest and amortization expenses				(26,588)
Accelerated amortization of junior subordinated debt discount and issuance cost				(20,313)
Junior subordinated debt repurchase expense				(15,050)
Other general and administrative expenses				(9,577)

Net income before income taxes				$13,012

Net loss and loss expense ratio (6)	63.2%	68.0%	64.5%	65.1%
Acquisition cost ratio (7)	29.2%	29.3%	31.8%	29.6%
General and administrative expense ratio (8)	4.5%	0.4%	0.8%	3.3%
Combined ratio (9)	96.9%	97.7%	97.1%	98.0%

For the Nine Months Ended September 30, 2010	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$409,075	$340,992	$147,709	$897,776
Net premiums earned	455,378	333,070	68,858	857,306
Net loss and loss adjustment expenses	(294,044)	(209,184)	(43,036)	(546,264)
Commissions and other acquisition expenses	(123,128)	(108,249)	(23,422)	(254,799)
General and administrative expenses	(18,343)	(1,292)	(124)	(19,759)
Underwriting income	$19,863	$14,345	$2,276	$36,484

Reconciliation to net income before income taxes
Net investment income and realized investment gains (losses)				56,430
Amortization of intangible assets				(4,356)
Foreign exchange losses				(380)
Interest and amortization expenses				(27,348)
Other general and administrative expenses				(9,117)

Net income before income taxes				$51,713

Net loss and loss expense ratio (6)	64.6%	62.8%	62.5%	63.7%
Acquisition cost ratio (7)	27.0%	32.5%	34.0%	29.7%
General and administrative expense ratio (8)	4.0%	0.4%	0.2%	3.4%
Combined ratio (9)	95.6%	95.7%	96.7%	96.8%

(6) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(9) Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.